Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Fourth Quarter and Full-Year 2021 Results

New Client Wins Drive Net Sales Growth of 1% or Net Sales Growth of 3% Excluding Divestitures; Strong Cash Flows Reduce Net Debt by $410 Million or 40% Over the Past Two Years and Achieve Net Debt Leverage of 2.5x

SUSSEX, WI, February 22, 2022 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the fourth quarter and full year ended December 31, 2021.

Recent Highlights

•Increased Net Sales 1% (3% excluding divestitures) in 2021, driven by higher print volumes, including print segment share gains from new clients, growth in Agency Solutions Net Sales, and increased pricing in response to inflationary cost pressures.
•Delivered $38 million of Net Earnings From Continuing Operations in 2021 and Adjusted Diluted Earnings Per Share From Continuing Operations of $0.60 per share in 2021 compared to $0.29 per share in 2020.
•Generated $137 million of Net Cash From Operating Activities and Free Cash Flow of $87 million in 2021.
•Divested non-core assets, generating $166 million of cash proceeds in 2021.
•Reduced Net Debt by $410 million or 40% over the past two years, reaching Debt Leverage of 2.5x.
•Provides 2022 guidance with continued Net Sales growth of 3-7%.

“Our sales growth and strong execution helped us drive strong full-year results, including a 3% increase in Net Sales excluding divestitures. Those results were supported by higher print volumes, including print segment share gains from new clients, continued growth in Agency Solutions, and increased pricing in response to inflationary cost pressures. These results validate our business strategy as a marketing solutions partner with a complete through-the-line offering – from innovation to execution – that delivers more value to clients,” said Joel Quadracci, Chairman, President & CEO of Quad.

“We were able to grow and diversify sales despite a challenging operating and economic environment that included significant supply chain disruptions, inflationary cost pressures and labor shortages,” Quadracci continued. “We worked thoughtfully and diligently to mitigate these impacts on our business while prioritizing the health and well-being of our employees, proactively managing our clients’ service expectations, providing innovative solutions, and enhancing the financial health of the Company. Notably, we have reduced Net Debt by 40% over the past two years, and, with our strong balance sheet, we continue to invest strategically in talent, technology, products and services to accelerate our position as a marketing solutions partner.”

Quadracci concluded: “Looking ahead to 2022, we will build on the strength of our unique offering as we continue to scale our platform and innovatively address our clients’ ever-changing needs. We will expand our relationships with existing clients, providing them with more products and services, while also adding new clients who are looking for a partner with a complete through-the-line marketing offering. We also expect to expand in growth market verticals, driven by our integrated marketing platform that removes friction throughout the marketing process. Our focus remains clear: helping brands and marketers reduce complexity, increase efficiency and enhance marketing spend effectiveness.”

Summary Results

Results for the fourth quarter ended December 31, 2021, include:

•Net Sales — Net Sales were $855 million in the fourth quarter of 2021, up 1% from the same period in 2020. Excluding the divestiture of QuadExpress, a third-party logistics (3PL) business, Net Sales increased 5% from the fourth quarter of 2020. The Net Sales increase during the fourth quarter was due to a 4% increase in year-over-year print Net Sales and a 4% increase in year-over-year Agency Solutions Net Sales. The Net Sales increase in print and Agency Solutions was driven by Net Sales growth from existing clients as well as print segment share gains from new clients.

•Net Loss From Continuing Operations — Net Loss From Continuing Operations was $21 million or $0.41 Diluted Loss Per Share in the fourth quarter of 2021, an improvement of $65 million compared to the fourth quarter of 2020, which recorded a Net Loss of $86 million or $1.69 Diluted Loss Per Share. This improvement was due to lower restructuring, impairment and transaction-related charges, and lower income tax expense.

•Adjusted EBITDA — Adjusted EBITDA was $56 million in the fourth quarter of 2021, as compared to $64 million in the same period in 2020. The higher profit from increased Net Sales was more than offset by cost inflation and the negative impact on labor productivity and sales from supply chain disruptions.

Results for the year ended December 31, 2021, include:

•Net Sales — Net Sales were $3.0 billion in 2021, up 1% from 2020. Excluding divestitures, Net Sales increased 3% compared to 2020. The Net Sales increase in 2021 was due to a 1% increase in year-over-year print Net Sales, a 12% increase in year-over-year logistics Net Sales and a 7% increase in year-over-year Agency Solutions Net Sales.

•Net Earnings (Loss) From Continuing Operations — Net Earnings From Continuing Operations were $38 million or $0.71 Diluted Earnings Per Share in 2021, compared to a Net Loss of $107 million or $2.10 Diluted Loss Per Share From Continuing Operations in 2020. Net Earnings From Continuing Operations increased due to higher profit from increased net sales, a $105 million decrease in restructuring, impairment, and transaction-related charges (including a $24 million net gain from the sale of businesses and a $23 million net gain from the sale of facilities), and a $25 million gain from the sale and leaseback of the Chalfont, Penn., and West Allis, Wis., facilities. These increases were partially offset by $39 million of non-recurring temporary cost savings in 2020 (primarily related to salary reductions and furloughs due to the COVID-19 pandemic), a $12 million benefit in 2020 from a change in vacation policy, and the negative impact of cost inflation and supply chain disruptions.

•Adjusted EBITDA — Adjusted EBITDA was $246 million in 2021, as compared to $260 million in 2020. The decrease was due to the non-recurrence of $39 million of temporary COVID-19 pandemic-related cost savings in 2020, a $12 million benefit in 2020 from a change in vacation policy, and the negative impact of cost inflation and supply chain disruptions, partially offset by higher profit from increased Net Sales and a $9 million net gain from property insurance claims.

•Adjusted Diluted Earnings Per Share From Continuing Operations — Adjusted Diluted Earnings Per Share From Continuing Operations more than doubled from $0.29 per share in 2020 to $0.60 per share in 2021 primarily due to lower depreciation and amortization, lower interest expense and lower selling, general and administrative expenses.

•Net Cash Provided by Operating Activities — Net Cash Provided by Operating Activities decreased by $54 million to $137 million in 2021, as compared to 2020, primarily due to $40 million of income tax refunds received during the third quarter of 2020 due to the CARES Tax Act, as well as higher working capital to support Net Sales growth and strategically increasing paper and materials inventory levels to serve our clients.

•Free Cash Flow — Free Cash Flow decreased by $43 million to $87 million in 2021, as compared to 2020, primarily due to the $40 million CARES Tax Act refunds received in 2020 and higher working capital needs in 2021, partially offset by an $11 million decrease in capital expenditures.

•Net Debt — Debt less cash and cash equivalents decreased by $249 million to $624 million at December 31, 2021, as compared to $873 million at December 31, 2020. The reduction was primarily achieved with the application of cash generated from asset sales and cash provided by operating activities. Over the past two years during the pandemic, Net Debt decreased $410 million or 40%. The Debt Leverage Ratio improved 81 basis points to 2.54x at December 31, 2021, from 3.35x at December 31, 2020.

2022 Guidance

The Company provides the following 2022 financial guidance:

Financial Metric	2022 Guidance
Annual Net Sales Change (1)	3% to 7% increase
Full-Year Adjusted EBITDA	$230 to $270 million
Free Cash Flow	$70 to $100 million
Capital Expenditures	$55 to $65 million
Year-End Debt Leverage Ratio (2)	Approximately 2.25x
(1) Annual Net Sales Change excludes the Net Sales impact from the divestiture of QuadExpress, which was sold on June 30, 2021.
(2) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Tony Staniak, CFO of Quad, concluded: “New client wins and disciplined operational performance, despite significant supply chain challenges, a tight labor and freight market, and inflationary cost pressures, drove strong results in 2021 evidenced by achieving or exceeding our 2021 guidance. We grew Net Sales excluding divestitures by 3% in 2021 while increasing sales diversification into our growth and higher-profitability offerings, and at the mid-point of our 2022 guidance we expect an additional 5% sales growth in 2022. We also continue to be a strong Free Cash Flow generator, and we used that cash along with proceeds from asset sales to return to our long-term targeted leverage range of 2.0x to 2.5x.”

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, February 23 to discuss fourth quarter and full-year 2021 results. As part of the conference call, Quad will conduct a question and answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10163683/f151567008. Participants will be given a unique PIN to gain immediate access to the call on February 23, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

• U.S. Toll-Free: 1-877-328-5508
• International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until March 23, 2022, accessible as follows:

• U.S. Toll-Free: 1-877-344-7529
• International Toll: 1-412-317-0088
• Replay Access Code: 8237187

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper and the materials to manufacture ink; the impact of inflationary cost pressures and supply chain shortages; the impact of decreasing demand for printed materials and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the negative impacts the COVID-19 pandemic has had and will continue to have on the Company’s business, financial condition, cash flows, results of operations and supply chain, including rising inflationary cost pressures on raw materials, distribution and labor, and future uncertain impacts; the failure to attract and retain qualified talent across the enterprise; the impact of increased business complexity as a result of the Company’s transformation to a marketing solutions partner; the impact of digital media and similar technological changes, including digital substitution by consumers; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changes in postal rates, service levels or regulations, including delivery delays due to ongoing COVID-19 impacts on daily operational staffing at the United States Postal Service; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the impact negative publicity could have on our business; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the fragility and decline in overall distribution channels; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of risks associated with the operations outside of the United States (“U.S.”), including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; significant investments may be needed to maintain the Company’s platforms, processes, systems, client and product technology and marketing and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; and the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, gains from sale and leaseback, loss from discontinued operations, net of tax, net pension income, loss on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations is defined as earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, gains from sale and leaseback, loss on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
As a worldwide marketing solutions partner, Quad (NYSE: QUAD) leverages its more than 50-year heritage of platform excellence, innovation, strong culture and social purpose to create a better way for its clients, employees and communities. The Company’s integrated marketing platform removes friction throughout the marketing process thereby helping brands and marketers reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with a complete through-the-line marketing offering, providing unmatched scale for on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment and marketing management services. With a client-centric approach that drives the Company to continuously hone and evolve its offering, combined with leading-edge technology, advanced data and analytics and single-source simplicity, the Company has the resources and knowledge to help a wide variety of clients target, more deeply engage and grow audiences in multiple verticals, including those in established and emerging industries, such as retail, publishing, consumer technology, consumer packaged goods, financial services, insurance, healthcare and direct-to-consumer.

Investor Relations Contact

Katie Krebsbach
Investor Relations Manager, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact

Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
Net sales	$854.6	$843.3
Cost of sales	701.8	682.9
Selling, general and administrative expenses	96.7	97.1
Depreciation and amortization	38.0	42.7
Restructuring, impairment and transaction-related charges	22.3	75.1
Total operating expenses	858.8	897.8
Operating loss from continuing operations	(4.2)	(54.5)
Interest expense	14.5	16.6
Net pension income	(3.5)	(2.5)
Loss on debt extinguishment	0.7	—
Loss from continuing operations before income taxes and equity in earnings of unconsolidated entity	(15.9)	(68.6)
Income tax expense	5.4	17.8
Loss from continuing operations before equity in earnings of unconsolidated entity	(21.3)	(86.4)
Equity in earnings of unconsolidated entity	(0.2)	(0.7)
Net loss from continuing operations	(21.1)	(85.7)
Loss from discontinued operations, net of tax	—	(8.3)
Net loss	(21.1)	(94.0)
Less: net earnings attributable to noncontrolling interests	—	—
Net loss attributable to Quad common shareholders	$(21.1)	$(94.0)

Loss per share attributable to Quad common shareholders
Basic and diluted:
Continuing operations	$(0.41)	$(1.69)
Discontinued operations	—	(0.16)
Basic and diluted loss per share attributable to Quad common shareholders	$(0.41)	$(1.85)

Weighted average number of common shares outstanding
Basic and Diluted	51.3	50.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2021	2020
Net sales	$2,960.4	$2,929.6
Cost of sales	2,389.9	2,334.8
Selling, general and administrative expenses	326.0	335.1
Gains from sale and leaseback	(24.5)	—
Depreciation and amortization	157.3	181.6
Restructuring, impairment and transaction-related charges	18.9	124.1
Total operating expenses	2,867.6	2,975.6
Operating income (loss) from continuing operations	92.8	(46.0)
Interest expense	59.6	68.8
Net pension income	(14.5)	(10.5)
Loss on debt extinguishment	0.7	1.8
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	47.0	(106.1)
Income tax expense	9.5	0.3
Earnings (loss) from continuing operations before equity in (earnings) loss of unconsolidated entity	37.5	(106.4)
Equity in (earnings) loss of unconsolidated entity	(0.3)	0.2
Net earnings (loss) from continuing operations	37.8	(106.6)
Loss from discontinued operations, net of tax	—	(21.9)
Net earnings (loss)	37.8	(128.5)
Less: net loss attributable to noncontrolling interests	—	(0.2)
Net earnings (loss) attributable to Quad common shareholders	$37.8	$(128.3)

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$0.74	$(2.10)
Discontinued operations	—	(0.43)
Basic earnings (loss) per share attributable to Quad common shareholders	$0.74	$(2.53)

Diluted:
Continuing operations	$0.71	$(2.10)
Discontinued operations	—	(0.43)
Diluted earnings (loss) per share attributable to Quad common shareholders	$0.71	$(2.53)

Weighted average number of common shares outstanding
Basic	51.3	50.6
Diluted	53.0	50.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2021 and 2020
(in millions)
(UNAUDITED)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$179.9	$55.2
Receivables, less allowances for credit losses	362.0	399.1
Inventories	226.2	170.2
Prepaid expenses and other current assets	41.0	54.7
Total current assets	809.1	679.2

Property, plant and equipment—net	727.0	884.2
Operating lease right-of-use assets—net	125.7	81.0
Goodwill	86.4	103.0
Other intangible assets—net	75.3	104.3
Equity method investment in unconsolidated entity	—	2.6
Other long-term assets	66.5	73.4
Total assets	$1,890.0	$1,927.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$367.3	$320.0
Other current liabilities	314.3	310.8
Short-term debt and current portion of long-term debt	245.6	20.7
Current portion of finance lease obligations	1.8	2.8
Current portion of operating lease obligations	28.1	28.4
Total current liabilities	957.1	682.7

Long-term debt	554.9	902.7
Finance lease obligations	1.4	2.0
Operating lease obligations	99.8	54.5
Deferred income taxes	11.9	4.2
Other long-term liabilities	128.1	196.8
Total liabilities	1,753.2	1,842.9

Shareholders’ Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	839.3	833.1
Treasury stock, at cost	(14.9)	(13.1)
Accumulated deficit	(527.8)	(566.0)
Accumulated other comprehensive loss	(161.2)	(171.3)
Quad’s shareholders’ equity	136.8	84.1
Noncontrolling interests	—	0.7
Total shareholders’ equity and noncontrolling interests	136.8	84.8
Total liabilities and shareholders’ equity	$1,890.0	$1,927.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2021 and 2020
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2021	2020
OPERATING ACTIVITIES
Net earnings (loss)	$37.8	$(128.5)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	157.3	181.6
Impairment charges	34.9	75.6
Reclassification of foreign currency translation adjustments	(2.7)	—
Settlement charges on pension plans	0.9	—
Loss on debt extinguishment	0.7	1.8
Stock-based compensation	6.2	10.6
Gain on the sale or disposal of property, plant and equipment	(49.0)	(1.8)
(Gain) loss on the sale of businesses	(20.9)	3.5
Gain from property insurance claims	(13.4)	(4.7)
Deferred income taxes	5.3	48.5
Other non-cash adjustments to net earnings (loss)	2.7	2.8
Changes in operating assets and liabilities - net of acquisitions and divestitures	(23.3)	0.8
Net cash provided by operating activities	136.5	190.2

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(50.0)	(61.0)
Cost investment in unconsolidated entities	(1.4)	(0.5)
Proceeds from the sale of property, plant and equipment	126.3	7.4
Proceeds from the sale of businesses	39.7	61.3
Proceeds from property insurance claims	15.0	4.8
Acquisition of businesses—net of cash acquired	—	(2.2)
Other investing activities	(0.2)	(0.1)
Net cash provided by investing activities	129.4	9.7

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	15.9	1.0
Payments of long-term debt	(139.5)	(177.9)
Payments of finance lease obligations	(3.0)	(7.4)
Borrowings on revolving credit facilities	445.1	350.6
Payments on revolving credit facilities	(440.5)	(351.7)
Payments of debt issuance costs and financing fees	(5.9)	(2.7)
Change in ownership of noncontrolling interests	(1.9)	(22.4)
Equity awards redeemed to pay employees’ tax obligations	(1.1)	(1.0)
Payment of cash dividends	(1.4)	(9.5)
Other financing activities	(8.6)	(2.6)
Net cash used in financing activities	(140.9)	(223.6)

Effect of exchange rates on cash and cash equivalents	(0.3)	0.2

Net increase (decrease) in cash and cash equivalents	124.7	(23.5)

Cash and cash equivalents at beginning of year	55.2	78.7

Cash and cash equivalents at end of year	$179.9	$55.2
The Condensed Consolidated Statements of Cash Flows include the cash flows related to the discontinued United States Book business for the year ended December 31, 2020.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2021 and 2020
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss) from Continuing Operations	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended December 31, 2021
United States Print and Related Services	$758.8	$38.7	$(8.4)
International	95.8	(24.2)	29.5
Total operating segments	854.6	14.5	21.1
Corporate	—	(18.7)	1.2
Total	$854.6	$(4.2)	$22.3

Three months ended December 31, 2020
United States Print and Related Services	$757.3	$(42.9)	$72.1
International	86.0	1.3	2.9
Total operating segments	843.3	(41.6)	75.0
Corporate	—	(12.9)	0.1
Total	$843.3	$(54.5)	$75.1

Year ended December 31, 2021
United States Print and Related Services	$2,628.6	$163.1	$(14.5)
International	331.8	(16.1)	31.3
Total operating segments	2,960.4	147.0	16.8
Corporate	—	(54.2)	2.1
Total	$2,960.4	$92.8	$18.9

Year ended December 31, 2020
United States Print and Related Services	$2,627.6	$1.7	$110.1
International	302.0	(0.8)	12.2
Total operating segments	2,929.6	0.9	122.3
Corporate	—	(46.9)	1.8
Total	$2,929.6	$(46.0)	$124.1
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss) from continuing operations.

The segment information contained in the above table does not include the operating results related to the United States Book business for the year ended December 31, 2020.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2021 and 2020
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
Net loss attributable to Quad common shareholders	$(21.1)	$(94.0)
Interest expense	14.5	16.6
Income tax expense	5.4	17.8
Depreciation and amortization	38.0	42.7
EBITDA (Non-GAAP)	$36.8	$(16.9)
EBITDA Margin (Non-GAAP)	4.3%	(2.0)%

Restructuring, impairment and transaction-related charges (1)	22.3	75.1
Loss from discontinued operations, net of tax (2)	—	8.3
Net pension income (3)	(3.5)	(2.5)
Loss on debt extinguishment (4)	0.7	—
Other (5)	0.1	0.4
Adjusted EBITDA (Non-GAAP)	$56.4	$64.4
Adjusted EBITDA Margin (Non-GAAP)	6.6%	7.6%
______________________________
(1)Operating results for the three months ended December 31, 2021 and 2020, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2021	2020
Employee termination charges (a)	$1.4	$9.3
Impairment charges (b)	32.9	59.9
Transaction-related charges (c)	0.2	(0.3)
Integration costs (d)	—	0.6
Other restructuring charges (e)	(12.2)	5.6
Restructuring, impairment and transaction-related charges	$22.3	$75.1
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction and strategic divestiture activities, including $32.1 million of impairment charges related to the Company’s decision to sell the investment in Brazil during the three months ended December 31, 2021 and $56.6 million of impairment charges for property, plant and equipment in Oklahoma City, Oklahoma during the three months ended December 31, 2020.
(c)Transaction-related charges consisted primarily of professional service fees and adjustments related to business acquisition and divestiture activities.
(d)Integration costs were primarily related to the integration of acquired companies.
(e)Other restructuring charges includes costs to maintain and exit closed facilities, as well as lease exit charges, and is presented net of gains on the sale of facilities.
(2)Loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP. The Company successfully completed the sale of its United States Book business in 2020.
(3)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA.

(4)The $0.7 million loss on debt extinguishment recorded during the year ended December 31, 2021, relates to a $0.5 million loss on debt extinguishment recorded during the fourth quarter of 2021, primarily related to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022, and a $0.2 million loss on debt extinguishment from the fifth amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on November 2, 2021.
(5)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2021 and 2020
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2021	2020
Net earnings (loss) attributable to Quad common shareholders	$37.8	$(128.3)
Interest expense	59.6	68.8
Income tax expense	9.5	0.3
Depreciation and amortization	157.3	181.6
EBITDA (Non-GAAP)	$264.2	$122.4
EBITDA Margin (Non-GAAP)	8.9%	4.2%

Restructuring, impairment and transaction-related charges (1)	18.9	124.1
Gains from sale and leaseback (2)	(24.5)	—
Loss from discontinued operations, net of tax (3)	—	21.9
Net pension income (4)	(14.5)	(10.5)
Loss on debt extinguishment (5)	0.7	1.8
Other (6)	1.2	0.7
Adjusted EBITDA (Non-GAAP)	$246.0	$260.4
Adjusted EBITDA Margin (Non-GAAP)	8.3%	8.9%
_________________________________
(1)Operating results for the years ended December 31, 2021 and 2020, were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2021	2020
Employee termination charges (a)	$9.9	$34.7
Impairment charges (b)	34.9	64.1
Transaction-related charges (c)	0.6	1.4
Integration costs (d)	—	1.9
Other restructuring charges (e)	(26.5)	22.0
Restructuring, impairment and transaction-related charges	$18.9	$124.1
________________________________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction and strategic divestiture activities, including $32.1 million of impairment charges related to the Company’s decision to sell the investment in Brazil during the year ended December 31, 2021 and $56.6 million of impairment charges for property, plant and equipment in Oklahoma City, Oklahoma during the year ended December 31, 2020.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and is presented net of gains on the sale of facilities and businesses.
(2)The Company executed sale and leaseback transactions of its Chalfont, Pennsylvania and West Allis, Wisconsin facilities resulting in $24.5 million in gains during the year ended December 31, 2021.
(3)Loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP. The Company successfully completed the sale of its United States Book business in 2020.
(4)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA.

(5)The $0.7 million loss on debt extinguishment recorded during the year ended December 31, 2021, relates to a $0.5 million loss on debt extinguishment recorded during the fourth quarter of 2021, primarily related to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022, and a $0.2 million loss on debt extinguishment from the fifth amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on November 2, 2021. The $1.8 million loss on debt extinguishment recorded during the year ended December 31, 2020, relates to a $2.4 million loss on debt extinguishment from the fourth amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on June 29, 2020, partially offset by a $0.6 million gain on debt extinguishment recorded during the first quarter of 2020, primarily related to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022.
(6)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2021 and 2020
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2021	2020
Net cash provided by operating activities	$136.5	$190.2

Less: purchases of property, plant and equipment	(50.0)	(61.0)

Free Cash Flow (Non-GAAP)	$86.5	$129.2

The above calculation of Free Cash Flow includes the cash flows related to the United States Book business for the year ended December 31, 2020.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND DEBT LEVERAGE RATIO
As of December 31, 2021 and 2020
(in millions, except ratio)
(UNAUDITED)

	December 31, 2021		December 31, 2020
Total debt and finance lease obligations on the condensed consolidated balance sheets	$803.7		$928.2
Less: Cash and cash equivalents	179.9		55.2
Net Debt (Non-GAAP)	$623.8		$873.0

Divided by: Adjusted EBITDA for the year ended (Non-GAAP)	$246.0		$260.4

Debt Leverage Ratio (Non-GAAP)	2.54	x	3.35	x

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Three Months Ended December 31, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
Loss from continuing operations before income taxes and equity in earnings of unconsolidated entity	$(15.9)	$(68.6)

Restructuring, impairment and transaction-related charges	22.3	75.1
Loss on debt extinguishment	0.7	—
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	7.1	6.5

Income tax expense at 25% normalized tax rate	1.8	1.6
Adjusted net earnings from continuing operations (Non-GAAP)	$5.3	$4.9

Basic weighted average number of common shares outstanding	51.3	50.7
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	2.2	0.7
Diluted weighted average number of common shares outstanding (Non-GAAP)	53.5	51.4

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.10	$0.10

Diluted loss per share from continuing operations (GAAP)	$(0.41)	$(1.69)
Restructuring, impairment and transaction-related charges per share	0.42	1.46
Income tax expense from condensed consolidated statement of operations per share	0.11	0.35
Income tax expense at 25% normalized tax rate per share	(0.02)	(0.02)
Other items from condensed consolidated statement of operations per share (2)	—	—
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.10	$0.10
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results of operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) loss on debt extinguishment; (iv) discrete income tax items; (v) equity in earnings of unconsolidated entity; and (vi) net earnings attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted earnings (loss) per share impacts of equity in earnings of unconsolidated entity and net earnings attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Years Ended December 31, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2021	2020
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	$47.0	$(106.1)

Restructuring, impairment and transaction-related charges	18.9	124.1
Gains from sale and leaseback	(24.5)	—
Loss on debt extinguishment	0.7	1.8
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	42.1	19.8

Income tax expense at 25% normalized tax rate	10.5	5.0
Adjusted net earnings from continuing operations (Non-GAAP)	$31.6	$14.8

Basic weighted average number of common shares outstanding	51.3	50.6
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.7	0.5
Diluted weighted average number of common shares outstanding (Non-GAAP)	53.0	51.1

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.60	$0.29

Diluted earnings (loss) per share from continuing operations (GAAP)	$0.71	$(2.10)
Restructuring, impairment and transaction-related charges per share	0.36	2.43
Gains from sale and leaseback per share	(0.46)	—
Loss on debt extinguishment per share	0.01	0.04
Income tax expense from condensed consolidated statement of operations per share	0.18	0.02
Income tax expense at 25% normalized tax rate per share	(0.20)	(0.10)
Other items from condensed consolidated statement of operations per share (2)	—	—
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.60	$0.29
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) gains from sale and leaseback; (iv) loss on debt extinguishment; (v) discrete income tax items; (vi) equity in (earnings) loss of unconsolidated entity; and (vii) net loss attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted earnings (loss) per share impacts of equity in (earnings) loss of unconsolidated entity and net loss attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.